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                                                                    Exhibit 99.1
                                    NMT MEDICAL, INC.
                                    27 Wormwood Street
                                    BOSTON, MA 02210-1625
                                    (NASDAQ/NMS:NMTI)


AT THE COMPANY                              AT THE FINANCIAL RELATIONS BOARD
--------------                              --------------------------------
Richard E. Davis                            General Info: Paula Schwartz
Vice President and Chief Financial Officer  Analyst Info: Julie Tu
(617) 737-0930                              Media Info:   Dave Closs
                                            (212) 661-8030

FOR IMMEDIATE RELEASE
---------------------
April 19, 2001


   NMT MEDICAL ANNOUNCES FAVORABLE NASDAQ NATIONAL MARKET CONTINUED LISTING
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                                 DETERMINATION
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BOSTON, MA, APRIL 19, 2001-- NMT Medical, Inc. (Nasdaq/NMS:NMTI) announced today that it recently received notice from the Nasdaq National Market (the "NNM") that the Nasdaq Listing Qualifications Panel (the "Panel") of the NNM had determined to continue the listing of the Company's common stock on the NNM.
This notice follows a hearing before the Panel held on March 22, 2001 where representatives of the Company presented evidence relating to the Company's ongoing ability to meet the NNM's continued listing requirements, including the maintenance of net tangible assets equal to at least $4 million.

The Company is obligated to timely file its Quarterly Report on Form 10-Q relating to the quarter ended March 31, 2001 with the SEC and Nasdaq, and until this filing, provide the Panel prompt notification of any significant events involving the Company. The Nasdaq Marketplace Rules provide that the Nasdaq Listing and Hearing Review Council (the "Council") may, on its own motion, determine to review this Panel decision at any time until May 28, 2001. In the event of such a review, there can be no assurance that the Council will affirm the Panel's determination relating to the Company's continued listing on the NNM.

Commenting on the Panel's decision, John E. Ahern, the Company's President and Chief Executive Officer, stated that, "We are very pleased that the Panel agreed with our assessment of the Company's financial health and its ability to meet the NNM's continued listing requirements. The entire NMT management team is committed to continue our operating momentum and to take the steps necessary to keep NMT listed on the NNM."
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NMT Medical designs, develops and markets innovative medical devices that utilize advanced technologies and are delivered by minimally invasive procedures. The Company's products are designed to offer alternative approaches to existing complex treatments, thereby reducing patient trauma, shortening procedure, hospitalization and recovery times, and lowering overall treatment costs. The Company's cardiovascular business unit provides the interventional cardiologist, interventional radiologist, and vascular surgeon with proprietary catheter-based implant technologies that minimize or prevent the risk of embolic events. The cardiovascular business unit also serves the pediatric interventional cardiologist with a broad range of cardiac septal repair implants delivered with nonsurgical catheter techniques. The NMT neurosciences business unit serves the needs of neurosurgeons with a range of implantable and single-use products, including cerebral spinal fluid shunts, external drainage products, and the Spetzler(TM) Titanium Aneurysm Clip.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including statements regarding the potential of the Company's CardioSEAL technology in treating PFOs, involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and subsequent filings with the Securities and Exchange Commission.

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To receive NMT Medical's latest news release and other corporate documents via
FAX - at no cost - please dial 1.800.PRO-INFO.  Enter the Company's symbol NMTI.

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